Exhibit 23.4

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Richfood Holdings, Inc. on Form S-8 of our report dated December 11, 1995, on our audit of the financial statements of Super Rite Foods Employee Investment Opportunity Plan as of December 31, 1994 and 1993 and for the year ended December 31, 1994, which report is included in the annual report on Form 11-K, incorporated by reference in the registration statement on Form S-8.

                                 /s/ COOPERS & LYBRAND L.L.P.

One South Market Square
Harrisburg, PA   17101-9916
February 23, 1996